                                                                      EXHIBIT 23


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the following Registration Statements of our report dated March 1, 2001 appearing in this Annual Report on Form 10-K of VORNADO REALTY L.P. for the year ended December 31, 2000:


VORNADO REALTY L.P.:
       Amendment No. 1 to Registration Statement No. 333-36080 on Form S-3 Registration Statement No. 333-64015 on Form S-3
       Amendment No. 1 to Registration Statement No. 333-50095 on Form S-3 Registration Statement No. 333-52573 on Form S-8
       Registration Statement No. 333-29011 on Form S-8
       Registration Statement No. 333-09159 on Form S-8
       Registration Statement No. 333-76327 on Form S-3
       Amendment No. 1 to Registration Statement No. 333-89667 on Form S-3 Registration Statement No. 333-81497 on Form S-8


VORNADO REALTY L.P.:
       Amendment No. 4 to Registration Statement No. 333-40787 on Form S-3 Amendment No. 4 to Registration Statement No. 333-29013 on Form S-3




DELOITTE & TOUCHE LLP

Parsippany, New Jersey
March 1, 2001